As filed with the Securities and Exchange Commission on November 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WIDEOPENWEST, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0552948
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

WideOpenWest, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

John Rego

Chief Financial Officer

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

(720) 479-3500

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Jeffrey H. Kuras

Honigman LLP

2290 First National Building

660 Woodward Ave.

Detroit, Michigan 48226-3506

(313) 465-7446 (telephone)

(313) 465-7447 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by WideOpenWest, Inc., a Delaware corporation (the “Registrant”), relating to 2,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible directors, officers, employees and other service providers of the Registrant under the WideOpenWest, Inc.’s 2017 Omnibus Incentive Plan (the “Plan”). The Common Stock being registered hereunder is in addition to the 6,355,054 shares of Common Stock issuable under the Plan that were registered on the Registrant’s Form S-8 filed on May 31, 2017 (File No. 333-218376), additional 5,719,074 shares of Common Stock issuable under the Plan that were registered on the Registrant’s Form S-8 filed on November 1, 2019 (File No. 333-234421), and additional 3,850,000 shares of Common Stock issuable under the Plan that were registered on the Registrant’s Form S-8 filed on June 29, 2023 (File No. 333-273008) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 13, 2024 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on March 26, 2024), as amended by Amendment No. 1 on Form 10-K/A filed on September 4, 2024;
b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024, as amended by Amendment No. 1 on Form 10-Q/A filed on September 4, 2024, the quarter ended June 30, 2024, filed with the Commission on August 8, 2024, and the quarter ended September 30, 2024, filed with the Commission on November 4, 2024;
c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 29, 2024, May 7, 2024, and May 13, 2024, October 15, 2024 and;
d)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38101) filed with the Commission on May 22, 2017, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement made herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of WideOpenWest, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A filed on May 15, 2017).
4.2	Amended and Restated Bylaws of WideOpenWest, Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed on May 15, 2017).
4.3	WideOpenWest, Inc. Stockholders’ Agreement (incorporated by reference to exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A filed on May 15, 2017).
4.4	WideOpenWest, Inc. Registration Rights Agreement (incorporated by reference to exhibit 10.21 to the Registrant’s Registration Statement on Form S-1/A filed on May 15, 2017).
5.1*	Opinion of Honigman LLP.
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Honigman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1	WideOpenWest, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2017).
99.2	Amendment to WideOpenWest, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement filed on March 29, 2019).
99.3	Amendment to WideOpenWest, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement filed on March 23, 2023).
99.4	Amendment to WideOpenWest, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement filed on March 26, 2024).
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on November 4, 2024.

WideOpenWest, Inc.

By:	/s/ Teresa Elder
	Name:	Teresa Elder
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of WideOpenWest, Inc. hereby constitutes and appoints Teresa Elder and John Rego, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign and execute and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant’s Common Shares, par value $0.01 a share, pursuant to the WideOpenWest, Inc. 2017 Omnibus Incentive Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below:

Name	Title	Date

/s/ Teresa Elder	Chief Executive Officer and Director	November 4, 2024
Teresa Elder	(Principal Executive Officer)

/s/ John Rego	Chief Financial Officer	November 4, 2024
John Rego	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gunjan Bhow	Director	November 4, 2024
Gunjan Bhow

/s/ Jill Bright	Director	November 4, 2024
Jill Bright

/s/ Brian Cassidy	Director	November 4, 2024
Brian Cassidy

/s/ Daniel Kilpatrick	Director	November 4, 2024
Daniel Kilpatrick

/s/ Jeffrey Marcus	Director	November 4, 2024
Jeffrey Marcus

/s/ Jose Segrera	Director	November 4, 2024
Jose Segrera

/s/ Phil Seskin	Director	November 4, 2024
Phil Seskin

/s/ Barry Volpert	Director	November 4, 2024
Barry Volpert